July 16, 2013


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary
Shares
evidenced by
the American
Depositary
Receipts of
Banco Popular
Espanol
S.A.
Form F6 File No
3331866
30


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts ADRs are to be issued,
we attach a copy of the new
prospectus Prospectus
reflecting the change in ratio
from 1 ADS  20 Ordinary
Shares to 1 ADS  4 Ordinary
Shares.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the
Form F6 Registration Statement,
the Prospectus consists of the
ADR certificate with the
revised ratio.
The Prospectus has been
revised to reflect the new ratio
as follows
One 1 American Depositary
Share represents Four 4
Shares.

Please contact me with any
questions or comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance







Depositary Receipts